As filed with the Securities and Exchange Commission on August 8, 2019

Registration No. 333-224536

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OASMIA PHARMACEUTICAL AB

 (Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Sweden	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Vallongatan 1

752 28 Uppsala, Sweden

+46 18 50 54 40

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

28 Liberty Street

New York, NY 10005

(212) 590-9330

(Name, address, and telephone number of agent for service)

Copies to:

Olof Clausson Latham & Watkins (London) LLP 99 Bishopsgate London EC2M 3XF United Kingdom Telephone: +44 (0)20 7710 1000 Facsimile: +44 (0)20 7374 4460	Jörgen Olsson Chairman of the Board Oasmia Pharmaceutical AB Vallongatan 1 752 28 Uppsala, Sweden Telephone: +46 18 50 54 40 Facsimile: +46 18 51 08 73

Approximate date of commencement of proposed sale to the public: Not applicable

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

On April 30, 2018, Oasmia Pharmaceutical AB (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-3 (File No. 333-224536), as amended on May 18, 2018, which was originally declared effective by the SEC on May 24, 2018 (the “Registration Statement”). The Registration Statement covered US$25,000,000 of Ordinary Shares, par value SEK 0.10 per share, represented by American Depositary Shares, warrants and units of the Company.

All securities registered pursuant to the Registration Statement remain unsold. The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement in order to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered but not sold pursuant to the Registration Statement. The Company is currently in the process of delisting its American Depositary Shares from Nasdaq and intends to deregister the Ordinary Shares underlying its American Depositary Shares under the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Uppsala, Sweden, on this 8th day of August, 2019.*

OASMIA PHARMACEUTICAL AB

By:	/s/ Jörgen Olsson
Jörgen Olsson
Chairman of the Board

* Pursuant to Rule 478 under the Securities Act, no other person is required to sign this Post-Effective Amendment No. 1.

***